RESTATED BYLAWS

                              KEY TECHNOLOGY, INC.

                                February 7, 2001


                                    ARTICLE 1
                        SHAREHOLDERS: MEETINGS AND VOTING


Section 1.        PLACE OF MEETINGS
                  -----------------

                  Meetings of the shareholders of Key Technology, Inc. (the "Corporation") will be held at the principal office of the Corporation, or any other place, either within or without the state of Oregon, selected by the Board of Directors.

Section 2.        ANNUAL MEETINGS

                  (a) The annual meeting of the shareholders will be held on the first Tuesday of February of each year, or any date within 30 days of such date, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at such time as may be prescribed by the Board of Directors and specified in the notice of the meeting. The Board of Directors shall have the discretion to designate a different annual meeting date for any year provided that the date so designated is within 60 days of the date specified in the preceding sentence. At the annual meeting, the shareholders shall elect by vote a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

                  (b) If the annual meeting is not held within the earlier of six months after the end of the Corporation's fiscal year or 15 months after its last annual meeting, the circuit court of the county where the Corporation's principal office is located, or, if the principal office is not in Oregon, where the registered office of the Corporation is or was last located, may summarily order a meeting to be held upon the application of any shareholder of the Corporation entitled to participate in an annual meeting.

                  (c) At the annual meeting of the shareholders, only such matters as shall have been properly brought before the meeting shall be considered and acted upon. To be properly brought before an annual meeting, a matter must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or
(iii) properly brought before the meeting by a shareholder. For any matter to be properly brought before the annual meeting by a shareholder, the shareholder must have given prior written notice to the Secretary of the Corporation which must be received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting. In the event that less than 30 days' notice of the date of the meeting is given or made to shareholders, notice by a shareholder shall be timely received if received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Secretary in order to be valid must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the matter proposed to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in the matter. No matter shall be considered or acted upon at an annual meting except in accordance with the procedures set forth in this Section 2. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the provisions of this section. If he should determine that any matter has not been properly brought before the meeting, he shall so declare at the meeting and any such matter shall not be considered or acted upon.

Section 3.        SPECIAL MEETINGS

                  (a) The Corporation shall hold a special meeting of shareholders upon the call of the Corporation's Chief Executive Officer or the Board of Directors, or if the holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                  (b) The circuit court of the county where the Corporation's principal office is located, or, if the principal office is not in Oregon, where the registered office of the Corporation is or was last located, may summarily order a special meeting to be held upon the application of a shareholder of the Corporation who signed a valid demand for a special meeting if notice of the special meeting as not given within 30 days after the date the demand was delivered to the Corporation's Secretary or if the special meeting as not held in accordance with the notice.

Section 4.        NOTICE OF MEETINGS

                  (a) The Corporation shall notify shareholders in writing of the date, time and place of each annual and special shareholders meeting not earlier than 60 days nor less than 10 days before the meeting date. Unless Oregon law or the Articles of Incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Such notice is effective when mailed if it is mailed postage prepaid and is correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Unless required bylaw or by the Articles of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

                  (b) If an annual or special shareholders meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, or is required by law to be fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                  (c) A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 5.        QUORUM AND VOTING REQUIREMENTS FOR VOTING GROUPS

                  (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                  (b) In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum exists. Any business that might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

Section 6.        VOTING RIGHTS

                  (a) The persons entitled to receive notice of and to vote at any shareholders meeting shall be determined from the records of the Corporation on the close of business on the day before the mailing of the notice or on such other date not more than 70 nor less than 10 days before such meeting as may be fixed in advance by the Board of Directors.

                  (b) Except as otherwise provided in the Articles of Incorporation or by law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting. Only shares are entitled to vote.

                  (c) Unless otherwise provided in the Articles of Incorporation or by law, if a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

                  (d) .....Unless otherwise provided in the Articles of
Incorporation, directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 7.        VOTING OF SHARES BY CERTAIN HOLDERS

                  (a) .....If the name signed on a vote, consent, waiver or
proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

                           (i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                           (ii) The name signed purports to be that of an
                  administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                           (iii) The name signed purports to be that of a
                  receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                           (iv) The name signed purports to be that of a
                  pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

                           (v) Two or more persons are the shareholder as
                  co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

                  (b) Shares of the Corporation are not entitled to be voted if
(i) they are owned, directly or indirectly, by another domestic or foreign corporation, and (ii) the Corporation owns, directly or indirectly, a majority of the shares entitled to be voted for directors of such other corporation. This paragraph does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

                  (c) Any redeemable shares which the Corporation may issue are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 8.        PROXIES

                  A shareholder may vote shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9.        SHAREHOLDER LISTS

                  (a) After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the meeting. The list must be arranged by voting group, and within each voting group, by class or series of shares and show the address of and the number of shares held by each shareholder.

                  (b) The shareholder list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting for which the list was prepared is given and continuing through the meeting. Such list shall be kept on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or the shareholder's agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of law, to copy the list during regular business hours and at the shareholder's expense during the period it is available for inspection.

                  (c) The Corporation shall make the shareholder list available at the meeting, and any shareholder, or the shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

                  (d) Refusal or failure to prepare or make available the shareholder list does not affect the validity of action taken at the meeting.

                                    ARTICLE 2
                              DIRECTORS: MANAGEMENT

Section 1.        POWERS

                  The Corporation will have a Board of Directors. All corporate powers will be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

Section 2.        NUMBER AND QUALIFICATIONS

                  The Board of Directors will consist of not less than one nor more than seven members. Any decrease in the number of directors implemented by the Board of Directors does not shorten an incumbent director's term. Directors need not be residents of the state of Oregon or shareholders of the Corporation, unless required by the Articles of Incorporation.

Section 3.        ELECTION AND TENURE OF OFFICE

                  The directors shall be elected by ballot at the annual meeting of the shareholders. To the extent and in the manner provided in the Corporation's Restated Articles of Incorporation, the Board of Directors shall be divided into classes, and elected as therein provided. At any time that the division into classes is not in effect, the terms of all directors expire at the next annual shareholders meeting following their election. The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until the director's successor is elected or until there is a decrease in the number of directors. Subject to paragraph (c) of
Section 4 of Article 2, a director's term of office will begin immediately after election.

Section 4.        VACANCIES

                  (a) A vacancy in the Board of Directors will exist upon the death, resignation or removal of any director or upon an increase in the number of directors.

                  (b) Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors the Board of Directors may fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

                  (c) A vacancy that will occur at a specific later date, by reason of a resignation effective at the later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

                  (d) If the vacancy has not been filled by action of the Board of Directors prior to the next meeting of the shareholders occurring after the vacancy was created, the shareholders may fill the vacancy.

Section 5.        RESIGNATION OF DIRECTORS

                  A director may resign at any time by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 6.        REMOVAL OF DIRECTORS

                  The shareholders may remove one or more directors with or without cause unless the Articles of Incorporation provide that the directors may be removed only for cause, provided that no director may be removed from office prior to the end of his term of office if within the two-year period immediately preceding the vote of the shareholders there has been a change in voting control of more than 50 percent of the Corporation's voting shares. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. This section may be amended only by the Corporation's Board of Directors.

Section 7.        MEETINGS

                  (a) The Board of Directors may hold regular or special meetings in or out of the state of Oregon.

                  (b) Annual meetings of the Board of Directors will be held without notice immediately following the adjournment of the annual meetings of the shareholders.

                  (c) Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Board of Directors may fix, by resolution, the time and place for the holding of regular meetings.

                  (d) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Corporation's chief executive officer. The person calling a special meeting of the Board of Directors may fix the time and place of the special meeting.

Section 8.        NOTICE OF SPECIAL MEETINGS

                  (a) Special meetings of the Board of Directors shall be preceded by at least 24 hours' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation. The notice may be given orally, in person or by telephone, or delivered in writing either personally, by mail or by telegram. If in writing, such notice is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if it is mailed postage prepaid and is correctly addressed to the director's address shown in the Corporation's records; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If given orally, such notice is effective when communicated.

                  (b) A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                  (c) Notice of the time and place of holding an adjourned meeting need not be given if such time and place are fixed at the meeting adjourned.

Section 9.        QUORUM AND VOTE

                  (a) Unless the Articles of Incorporation provide otherwise, a majority of the directors in office will constitute a quorum for the transaction of business. A majority of the directors present, in the absence of a quorum, may adjourn from time to time but may not transact any business.

                  (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number of directors.

                  (c) A director of the Corporation who is present at a meeting of the Board of Directors, or is present at a meeting of a committee of the Board of Directors, when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 10.       COMPENSATION

                  The Board of Directors may, by resolution, provide that the directors be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and provide that directors be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation for that service.

                                    ARTICLE 3
                      COMMITTEES OF THE BOARD OF DIRECTORS


Section 1.        GENERAL AUTHORITY

                  Subject to law, the provisions of the Articles of Incorporation and these Bylaws, the Board of Directors may appoint such committees as may be necessary from time to time, consisting of such number of its members and having such powers as it may designate. Each such committee will have two or more members, who serve at the pleasure of the Board of Directors.

Section 2.        ACTION OF COMMITTEES

                  All actions of a committee will be reflected in minutes to be kept of such meetings and reported to the Board of Directors at the next succeeding meeting thereof. The provisions of Article 2 of these Bylaws governing meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

Section 3.        EXECUTIVE COMMITTEE

                  Subject to the Oregon Business Corporation Act, the Articles of Incorporation and contrary provisions as may be contained in the Bylaws as amended from time to time, the Board of Directors may appoint an Executive Committee of three persons from among its members. When appointed, the Executive Committee shall have such powers as may be designated by the Board of Directors. Committee members shall hold office at the pleasure of the Board of Directors. All action of the Executive Committee shall be reported to the Board of Directors at the next succeeding meeting thereof. Meetings of the Executive Committee shall be called upon the request of any member thereof upon giving one day's notice to the other members of the committee. No action shall be taken by the committee except upon the affirmative vote of not less than two of its members.

Section 4.        AUDIT COMMITTEE

                  An Audit Committee of the Board of Directors of the Corporation, composed of at least two members of the Board of Directors and at least one of whom shall not be an officer of the Corporation, shall be appointed at the annual meeting of the Board of Directors. Each member of the committee shall serve until the next annual meeting of the Board of Directors and the due appointment and qualification of his or her successor. Directors who are appointed to the Audit

Committee shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Any vacancy in the Audit Committee shall be filled by a majority vote of the Board of Directors. A majority of the members shall constitute a quorum and a majority of the quorum shall be required to adopt or approve any matters.

                  (a)      The Audit Committee shall have the responsibility and
                   power to:

                           (i) review and make recommendations to the Board of
                  Directors with respect to the engagement or discharge of the Corporation's independent auditors and the terms of the engagement, including the cost, scope and timing of the audit, and any other services to be provided by the independent auditors;

                           (ii) review the independence of the independent
                  auditors;

                           (iii) review and approve each material professional
                  service provided by the independent auditors prior to the performance of such service;

                           (iv) review the policies and procedures of the
                  Corporation and management with respect to maintaining the Corporation's books and records and furnishing the information necessary to the independent auditors to enable a timely, full and accurate presentation of the Corporation's financial statements for the fiscal year;

                           (v) review procedures to encourage access to the
                  committee and facilitate the timely reporting during the year by the Corporation's independent auditors to the committee of their recommendations and advice with respect to maintenance of the Corporation's books, records and accounts, and accounting procedures and controls;

                           (vi) review the implementation by management of the
                  recommendations made by the independent auditors in their annual management letter, if any;

                           (vii) review the adequacy and implementation of the
                  Corporation's internal auditing, accounting and financial controls, and meet with the Corporation's internal auditor and financial staff to discuss internal accounting and auditing controls and the implementation of recommendations for the improvement therefor;

                           (viii) review with the independent auditors upon
                  completion of their audit the results of the auditing engagements, their opinion of the Corporation's financial and accounting personnel, the cooperation received during the audit, methods to improve the efficiency and quality of the audit, significant proposed adjustments, any material changes in accounting principles and practices, and any other recommendations the auditors may have with respect to the Corporation's financial, accounting or auditing systems;

                           (ix) review the Corporation's policies concerning
                  business practices, and direct and supervise investigations relating to the Corporation's records and accounts; and

                           (x) review such other matters relating to the
                  Corporation's financial affairs and accounts, communications to the public and to shareholders and filings with governmental agencies as the committee may, in its own discretion, deem desirable.

                  (b) The Audit Committee is authorized to employ such experts and personnel, including those who are already employed or engaged by the Corporation, as the committee may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.

Section 5.        COMPENSATION COMMITTEE

                  A Compensation Committee of the Board of Directors of the Corporation, composed of at least two members of the Board of Directors, at least one of whom shall not be an officer of the Corporation, shall be appointed at the annual meeting of the Board of Directors. Each member of the committee shall serve until the next annual meeting of the Board of Directors and the due appointment and qualification of his or her successor. Any vacancy in the Compensation Committee shall be filled by a majority vote of the Board of Directors. A majority of the members of the Compensation Committee shall constitute a quorum, and a majority of the quorum shall be required to adopt or approve any matters. The Compensation Committee shall have the responsibility and power to review and make recommendations to the Board of Directors with respect to the salaries of the officers of the Corporation. In addition, the committee shall further have the responsibility and power to make recommendations to the Board of Directors concerning the granting of bonuses, stock options, or other forms of incentive compensation to the officers of the Corporation. The Compensation Committee is authorized to employ such experts and consultants as the committee may deem to be reasonably necessary to enable it to perform its duties and satisfy its responsibilities.

                                    ARTICLE 4
                                    OFFICERS

Section 1.        DESIGNATION; ELECTION

                  (a) The officers of the Corporation shall be a President, a Secretary and such other officers and assistant officers as the Board of Directors will from time to time appoint, none of whom need be members of the Board of Directors. The officers shall be elected by, and hold office at the pleasure of, the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

                  (b) A vacancy in any office because of death, resignation, removal or any other cause will be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 2.        COMPENSATION AND TERM OF OFFICE

                  (a) The compensation and term of office of all the officers of the Corporation shall be fixed by the Board of Directors.

                  (b) The Board of Directors may remove any officer at any time, either with or without cause.

                  (c) Any officer may resign at any time by giving written notice to the Board of Directors, the Corporation's chief executive officer or the Secretary of the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or
(c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor will not take office until the effective date.

                  (d) This section will not affect the rights of the Corporation or any officer under any express contract of employment.

Section 3.        CHAIRMAN OF THE BOARD

                  The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have all powers and responsibilities attendant therewith. The Chairman shall preside at all meetings of the Board of Directors at which he is present and at meetings of the shareholders.

Section 4.        PRESIDENT

                  The President shall be the Chief Operating Officer of the Corporation and shall, subject to reporting responsibilities and supervisory control by the Chief Executive Officer, have general supervision, direction and control of the business and affairs of the Corporation. The President will have the general powers and duties of management usually vested in the office of president of a corporation and will have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 5.        VICE PRESIDENTS

                  The Vice Presidents, if any, shall perform such duties as the Board of Directors prescribes. In the absence or disability of the President, the President's duties and powers shall be performed and exercised by a senior Vice President, as designated by the Board of Directors.

Section 6.        SECRETARY

                  (a) The Secretary shall keep or cause to be kept at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, and if a special meeting, how authorized, the notice given, the names of those present at directors meetings, the number of shares present or represented at shareholders meetings and the proceedings thereof.

                  (b) The Secretary shall keep or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares and the number and date of cancellation of certificates surrendered for cancellation.

                  (c) The Secretary shall give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by these Bylaws. If the Corporation elects to have a seal, the Secretary shall keep the seal and affix it to all documents requiring a seal. The Secretary shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 7.        CHIEF FINANCIAL OFFICER

                  The Chief Financial Officer shall be responsible for all financial affairs of the Corporation, including without limitation the establishment, subject to authorization by the Board of Directors, of relationships with one or more financial institutions for the borrowing, depositing and withdrawal of funds, the establishment, subject to supervision and review by the Audit Committee of the Board of Directors, of a professional relationship with an independent firm of public accountants, and shall cause to be kept full and accurate financial records, accounts of receipts and disbursements in books maintained at the Corporation's principal offices. The Chief Financial Officer shall report to the Corporation's Chief Executive Officer.

Section 8.        ASSISTANTS

                  The Board of Directors may appoint or authorize the appointment of assistants to the Secretary or Treasurer, or both. Such assistants may exercise the powers of the Secretary or Treasurer, as the case may be, and will perform such duties as are prescribed by the Board of Directors.

                                    ARTICLE 5
                   CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1.        RECORDS


                  The Corporation shall maintain all records required by law. All such records will be kept at its principal office, registered office or at any other place designated by the Corporation's chief executive officer, or as otherwise provided by law.

Section 2.        INSPECTION OF RECORDS

                  The records of the Corporation will be open to inspection by the shareholders or the shareholders' agents or attorneys in the manner and to the extent required by law.

Section 3.        CHECKS, DRAFTS, ETC.


                  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, will be signed or endorsed by such person or persons and in such manner as may be determined from time to time by resolution of the Board of Directors.

Section 4.        EXECUTION OF DOCUMENTS

                  The Board of Directors may, except as otherwise provided in these Bylaws, authorize any officer or agent of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, or unless inherent in the authority vested in the office under the provision of these Bylaws, no officer, agent or employee of the Corporation will have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

                                    ARTICLE 6
                       CERTIFICATES AND TRANSFER OF SHARES

Section 1.        CERTIFICATES FOR SHARES

                  (a) Certificates for shares will be in such form as the Board of Directors may designate, will designate the name of the Corporation and the state law under which the Corporation is organized, will state the name of the person to whom the shares represented by the certificate are issued, and will state the number and class of shares and the designation of the series, if any, the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class, the variations and rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series will be summarized on the front or back of each certificate, or each certificate may state conspicuously on its front or back that the Corporation will furnish shareholders with this information on request in writing and without charge.

                  (b) Each certificate for shares must be signed, either manually or in facsimile, by the Chairman, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The certificates may bear the corporate seal or its facsimile.

                  (c) If any officer who has signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 2.        RESTRICTION ON TRANSFER

                  All shares of the Corporation's Common Stock shall be subject to the following restrictions on transfer or other disposition:

                  (a) Except as provided in subparagraph (f) of this section, before there can be a valid sale, assignment, exchange, gift, encumbrance, pledge, hypothecation, attachment or other transfer, voluntary or involuntary (collectively referred to for purposes of this paragraph as a "transfer"), of any of the shares of the Common Stock of the Corporation, or any interest therein, the holder of the shares to be transferred shall first give notice in writing to the Secretary of the Corporation of his intention to transfer such shares. The notice shall specify the number of shares to be transferred, the name and address of the proposed transferee, the nature of the proposed transfer, the terms upon which such holder intends to make such transfer, and if applicable, the price per share for which the transfer is to be made. The Corporation may thereupon elect, at any time within 60 days of receipt of such notice, to purchase all of such shares specified in the notice on the terms and for the price therein indicated.

                  (b) If the Corporation elects not to purchase all of such shares, the Secretary shall deliver within the 60-day period provided for above a copy of the notice to each of the other shareholders of record of this Corporation. The copy of the notice may be mailed to their last-known addresses, as the same may appear on the books of the Corporation. Within 30 days after the mailing or delivery of the notices to shareholders, any shareholder or shareholders desiring to acquire any part or all of the shares referred to in the notice shall deliver by mail or otherwise to the Secretary of this Corporation a written offer to purchase a specified number of the shares at the price and upon the terms stated in the notice.

                  (c) If the total number of shares specified in offers received by the Secretary exceeds the number of shares referred to in the notice, each offering shareholder shall be entitled to purchase the lesser of (i) the number of shares determined by multiplying the number of shares specified in the notice times a fraction the numerator of which is the number of shares of the Corporation held by the offering shareholder and the denominator of which is the total number of shares of the Corporation held by all such shareholders submitting written offers to purchase, or (ii) the number of shares specified in such shareholder's offer.

                  (d) If all of the shares referred to in the notice are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion entitled under the apportionment provided for in (c) above.

                  (e) If the Corporation does not exercise its repurchase right as provided in (a) above, or if no shares or only a part of the shares referred to in the notice are purchased by other shareholders, the shareholder desiring to transfer may dispose of all remaining unpurchased shares referred to in the notice at any time within the 90-day period following the expiration of the 30-day period provided for in (b) above, after which 90-day period the restriction on transfer shall again apply with a new notice required prior to any transfer. Provided, however, that no transfer shall be made at a lower price or on terms more favorable to the proposed purchaser or transferee than those specified in the notice.

                  (f) The right of first refusal provided for in this section shall not be applicable to (i) intervivos transfers made without consideration to members of a shareholder's immediate family (spouse and children) or to the spouse and children of such immediate family members, (ii) testamentary transfers (including transfers by way of inheritance), or (iii) transfers to a trust the beneficiaries of which are permitted transferees under (i) or (ii) above, except that the restrictions of this Section 2 shall apply to any subsequent transfer by a permitted transferee under this subparagraph (f); provided, however, that in the event of a transfer of the type described in (i) or (iii) above, the transferor shall at the time of transfer obtain an irrevocable proxy to vote all of the transferred shares and provided further, that in the event of a transfer under (ii) or (iii) and the failure of the transferor to obtain a proxy to vote all the transferred shares, the shares shall be transferred to a Voting Trust and shall be subject to the terms of the Voting Trust Agreement dated February 21, 1983, as it may be amended from time to time.

                  (g) The transfers to which the above-described right of refusal applies include any attempted transfer by way of execution, attachment or similar process and any other involuntary transfers.

                  (h) Any transfer, or purported transfer, of the shares of this Corporation shall be null and void unless the terms, conditions and provisions hereof are strictly complied with.

                  (i) In the event a public offering is made for sale of any of the Corporation's capital stock, the restrictions provided for in this section shall terminate as of the effective date of a registration statement filed with the Securities and Exchange Commission.

                  (j) The certificates for all shares of this Corporation's Common Stock shall bear the following legend:

         THE STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO AND TRANSFERRABLE ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS OF CERTAIN BYLAW PROVISIONS, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION.

Section 3.        TRANSFER ON THE BOOKS

                  Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and subject to any limitations on transfer in these Bylaws, appearing on the certificate or in the Corporation's stock transfer records, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.        LOST, STOLEN OR DESTROYED CERTIFICATES

                  In the event a certificate is represented to be lost, stolen or destroyed, a new certificate will be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of such bond or other indemnity as may be required by the Board of Directors.

Section 5.        TRANSFER AGENTS AND REGISTRARS

                  The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation who will have such powers and duties as the Board of Directors may specify.

Section 6.        CLOSING STOCK TRANSFER BOOKS

                  The Board of Directors may close the transfer books for a period not exceeding 70 days nor less than 10 days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend.

                                    ARTICLE 7
                               GENERAL PROVISIONS

Section 1.        SEAL

                  If the Corporation elects to have a corporate seal, the seal will be circular in form and will have inscribed thereon the name of the Corporation and the state of its incorporation.

Section 2.        AMENDMENT OF BYLAWS

                  (a) Except as otherwise provided by law or by the Articles of Incorporation, the Board of Directors may amend or repeal these Bylaws unless:

                           (i) The Articles of Incorporation or Oregon law
                  reserve this power exclusively to the shareholders in whole or in part; or

                           (ii) The shareholders in amending or repealing a
                  particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

                  (b) The Corporation's shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors, except as expressly otherwise provided in any provision of these Bylaws.

                  (c) Whenever an amendment or new Bylaw is adopted, it will be copied in the minute book with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred will be stated in such book and place.

Section 3.        WAIVER OF NOTICE

                  (a) A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (c) of Section 4 of Article 1 of these Bylaws, the waiver shall be in writing, shall be signed by the shareholder entitled to the notice, and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

                  (b) A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (b) of Section 8 of Article 2 of these Bylaws, the waiver shall be in writing, shall be signed by the director entitled to the notice, shall specify the meeting for which notice is waived and shall be filed with the minutes or appropriate records.

Section 4.        ACTION WITHOUT A MEETING

                  (a) Action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 4 is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If not otherwise determined by law, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A consent signed under this Section 4 has the effect of a meeting vote and may be described as such in any document.

                  (b) Unless the Articles of Incorporation or Bylaws provide otherwise, action required or permitted by law to be taken at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 5.        TELEPHONIC MEETINGS

                  Unless the Articles of Incorporation provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                                    ARTICLE 8
                                 INDEMNIFICATION

                  (a) The Corporation shall indemnify to the fullest extent permitted by law, any person who is made, or threatened to be made, a party to or witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit or proceeding by or in the right of the Corporation) by reason of the fact that:

                           (i) the person is or was a director or officer of the Corporation or any of its subsidiaries;

                           (ii) the person is or was serving as a fiduciary
                  within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries; or

                           (iii) the person is or was serving, at the request of
                  the Corporation or any of its subsidiaries, as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

                  (b) The Corporation may indemnify its employees and other agents to the fullest extent permitted by law.

                  (c) The expenses incurred by a director or officer or other indemnified person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, which the director or officer is made or threatened to be made a party to or witness in, or is otherwise involved in, shall be paid by the Corporation in advance upon written request if the indemnified person:

                           (i) furnishes the Corporation a written affirmation that in good faith the person believes that he or she is entitled to be indemnified by the Corporation; and

                           (ii) furnishes the Corporation a written undertaking
                  to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation. Such advances will be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this Article or otherwise.

                  (d) The rights of indemnification provided in this Article 8 will be in addition to any rights to which a person may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise; will continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation; and will inure to the benefit of the heirs, executors and administrators of such person.

                  (e) Any repeal of this Article 8 will be prospective only and no repeal or modification of this Article 8 will adversely affect any right or protection that is based upon this Article 8 and pertains to an act or omission that occurred prior to the time of such repeal or modification.

                                    ARTICLE 9
                     TRANSACTIONS WITH INTERESTED DIRECTORS

Section 1.        VALIDITY OF TRANSACTION

                  No transaction involving the Corporation will be voidable by the Corporation solely because of a director's direct or indirect interest in the transaction if:

                  (a) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved or ratified the transaction; or

                  (b) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and a majority of those shareholders authorized, approved or ratified the transaction; or

                  (c)      The transaction was fair to the Corporation.

                  Solely for purposes of this Article 9, a director of the Corporation has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or the transaction is with another entity of which the director is a director, officer or trustee and the transaction is or should be considered by the Board of Directors.

Section 2.        APPROVAL BY BOARD

                  For purposes of Section 1, a transaction in which a director has an interest is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect interest in the transaction. A transaction may not be authorized, approved or ratified under this Article 9 by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum shall be deemed to be present for the purpose of taking action under this Article 9. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken by the Board of Directors or a committee thereof if the transaction is otherwise authorized, approved or ratified in any manner as provided in Section 1.

Section 3.        APPROVAL BY SHAREHOLDERS

                  For purposes of Section 1, a transaction in which a director has an interest is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Article 9, voting as a single voting group. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of any entity affiliated with the director as described in Section 1 may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a transaction by vote of the shareholders under this Article 9. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article 9 constitutes a quorum for the purpose of taking action under this Article 9.

                                   ARTICLE 10
                        LIMITATION OF DIRECTOR LIABILITY

                  To the fullest extent permitted by law, no director of the Corporation will be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. For example, without limiting the generality of the foregoing, if the Oregon Revised Statutes are amended, after this Article 10 becomes effective, to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation will be eliminated or limited to the fullest extent permitted by the Oregon Revised Statutes, as so amended. No amendment or repeal of this Article 10, nor the adoption of any provision of these Bylaws inconsistent with this Article 10, nor a change in the law, will adversely affect any right or protection that is based upon this Article 10 and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law will reduce or eliminate the rights and protections set forth in this Article 10 unless the change in the law specifically requires such reduction or elimination.